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                                  EXHIBIT 99.1
                                FUTURELINK CORP.


             FUTURELINK COMPLETES ACQUISITION OF COMPUTER NETWORKS,
                           INC. OF PLEASANTON, CALIF.


IRVINE, CALIF - NOV. 8, 1999 - FutureLink Corp. (OTC BB: FLNK), the leading Application Service Provider (ASP) with the largest installed base of application hosting platforms, today announced it has completed the acquisition of Computer Networks, Inc. (CNI). The acquisition of the Pleasanton, Calif. company establishes FutureLink as one of the world's largest companies implementing ASP platforms and hosted solutions.

The acquisition increases FutureLink's revenues by $7.5 million in 1999. As a result, annualised FutureLink revenues, including the completed acquisitions of CNI, Micro Visions of Irvine, Calif., and the announced acquisition of Async Technologies, Inc. (ATI) of Detroit, Mich., will increase to over $40 million and the firm's total number of employees will increase to over 300.

"The acquisition of CNI enhances our ability to help small to mid-sized companies reduce their total cost of technology ownership through the ASP model," said Philip R. Ladouceur, CEO and Executive Chairman of FutureLink. "This and future acquisitions will provide FutureLink with the technical and management expertise to achieve our aggressive growth objectives."

William Botti, CNI's founder and CEO, will assume the newly created role of Senior Vice President of FutureLink's Application Hosting Platforms Division. Botti, who reports to FutureLink President and COO Glen C. Holmes, will oversee the consulting organization responsible for building application server farms and providing Citrix application server software integration services.

"I am very pleased to join the Futurelink team and become part of the leader in the ASP marketplace", said William Botti, founder and CEO of CNI. "As the number one Citrix reseller in North America, FutureLink will continue to provide Application Hosting Platforms and Application Integration Services to corporations while using our years of experience in these advanced technologies."

In mid-October a syndicate, led by Pequot Capital Management, committed $50 million to FutureLink in exchange for newly issued shares of Common Stock and Warrants. Simultaneously, the company announced that Philip R. Ladouceur, former Executive Chairman of MetroNet Communications Corp., had been elected FutureLink's CEO, in addition to his previous role as Executive Chairman.

ABOUT COMPUTER NETWORKS, INC.
Founded in l991 and based in Pleasanton, Calif., Computer Networks, Inc. is one of North America's top 10 Citrix resellers ranking fourth in l997 and sixth in l998. Profitable every year since inception, CNI is a leading systems integrator with 23 employees and l998 revenues of $5.5 million. The company is focused on providing server-based computing solutions in the San

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Francisco area.  Computer Networks, Inc, was listed on Inc. Magazine's fast growth company 500 list for l997 (#488) and l998 (#470) and as #65 on the San Francisco Business Times l998 list of growth bay area companies.

ABOUT FUTURELINK
FutureLink, The Computer Utility Company(TM), is a founder of the Application Service Provider (ASP) industry and a founding member of the ASP Industry Consortium. The company has the largest installed base of application hosting platforms with thousands of customers worldwide.

FutureLink's Application Hosting Services Division provides businesses with off-site, Internet-based computing, allowing subscribers to escape costly hardware/software upgrade cycles, precisely control total cost of technology ownership and focus on their core businesses. The division offers customers an all-inclusive, trouble-free ASP service at a predictable price and provides computing service as transparently and reliably as today's utilities deliver electricity, water and telephone service.

The company's Application Hosting Platforms Division builds application server farms and provides Citrix application server software integration services. With Application Hosting Platform solutions, FutureLink customers manage their own server farms, and provide ASP services to users with their own IT staff and FutureLink consultants.

For more information, contact FutureLink toll-free at (877) 216-6001; e-mail: sales@futurelink.net; or visit the FutureLink Web site at http://www.futurelink.net.

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Forward-looking statements and comments in this news release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the companies to complete the transaction and enhance operating results, are necessary subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the company from time to time with the Securities and Exchange Commission in the future.